Exhibit 5.1

SIDLEY AUSTIN LLP 2850 QUARRY LAKE DRIVE, SUITE 280 BALTIMORE, MD 21209 +1 410 559 2880 +1 202 736 8711 Fax

April 20, 2026

Opus Genetics, Inc.
8 Davis Drive, Suite 220
Durham, NC 27713

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-294295 (as amended, the “Registration Statement”) filed by Opus Genetics, Inc., a Delaware corporation formerly known as Ocuphire Pharma, Inc. (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of 7,374,632 shares (the “Common Shares”) of its common stock, $0.0001 par value per share (the “Common Stock”), which are issuable upon the conversion of 7,374,632 shares of Series B Non-Voting Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Shares”). The Preferred Shares were issued pursuant to a securities purchase agreement dated February 13, 2026 (the “Purchase Agreement”) between the Company and the purchasers named therein (the “Purchasers”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Purchase Agreement, the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Certificate of Designation of Preferences, Rights and Limitations of the Preferred Shares (the “Certificate of Designation”), and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Preferred Shares by the Company and the issuance of the Common Shares upon conversion thereof. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Opus Genetics, Inc.
April 20, 2026

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, including that the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act, we are of the opinion that the Common Shares issuable upon conversion of the Preferred Shares have been duly authorized and reserved for issuance, and, when the Preferred Shares have been duly converted into the Common Shares in accordance with the terms of the Preferred Shares and when the Company’s books reflect the issuance of such Common Shares to the holders of the Preferred Shares, the Common Shares will be validly issued, fully paid and non-assessable.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance and delivery of the Common Shares: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; (ii) the Certificate of Incorporation, the Certificate of Designation and the Company’s Amended and Restated Bylaws, as currently in effect, will not have been modified or amended and will be in full force and effect; and (iii) the Company will have sufficient authorized and unissued shares of Common Stock from which to issue the Common Shares.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP